Exhibit 16.1

April 22, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  SkyBridge Wireless, Inc.
     Commission File No. 000-26755

Dear Commissioners:

We have read the statements contained in Item 4 "Changes in Registrant's Certifying Accountant" of the Form 8-K of SkyBridge Wireless, Inc. filed with the Securities and Exchange Commission on April 22, 2003 and agree with the statements contained therein.

Very truly yours,

Andersen, Andersen & Strong
Certified Public Accountants